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EXHIBIT 99.5

TAX GUIDELINES

GUIDELINES FOR CERTIFICATION OF
TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

        Guidelines for Determining the Proper Identification Number to Give the Payer.—Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:			Give the SOCIAL SECURITY number of:
1.	An individual's account		The individual
2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Transfers to Minors Act)		The minor(2)
4.	a.	The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
	b.	So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5.	Sole proprietorship account or an account of a single-owner LLC		The owner(3)
For this type of account:			Give the EMPLOYER IDENTIFICATION number of:
6.	Sole proprietorship account or an account of a single-owner LLC		The owner(3)
7.	A valid trust, estate, or pension trust account		The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title)(4)
8.	Corporate account or an account of an LLC electing corporate status on Form 8832		The corporation
9.	Association, club, religious, charitable, educational or other tax-exempt organization account		The organization
10.	Partnership or multi-member LLC account		The partnership
11.	A broker or registered nominee		The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments		The public entity

(1)
List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)
Circle the minor's name and furnish the minor's social security number.

(3)
If the owner is an individual, you must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number (if you have one). However, the IRS prefers that you use your social security number. If the owner is other than an individual, enter the name and employee identification number shown on the income tax return on which the income will be reported.

(4)
List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

 GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

        If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number (for business and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service or by calling 1 (800) TAX-FORM and apply for a number.

Payees Exempt from Backup Withholding

Payees specifically exempt from backup withholding on payments and broker transactions include the following:

  •
  An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), any individual retirement account, or a custodial account under Section 403(b)(7) of the Code if the account satisfies the requirements of Section 401(f)(2) of the Code.

  •
  The United States or any agency or instrumentality thereof.

  •
  A state, the District of Columbia, a possession of the United States, or any of their political subdivisions, agencies or instrumentalities.

  •
  A foreign government or any of its political subdivisions, agencies or instrumentalities thereof.

  •
  An international organization or any of its agencies or instrumentalities.

Payees that are exempt from backup withholding on interest include the following:

  •
  A corporation.

  •
  A foreign central bank of issue.

  •
  A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

  •
  A real estate investment trust.

  •
  A common trust fund operated by a bank under Section 584(a) of the Code.

  •
  An entity registered at all times during the tax year under the Investment Company Act of 1940.

  •
  A financial institution.

  •
  A middleman known in the investment community as a nominee or custodian.

  •
  A trust exempt from tax under Section 664 of the Code or described in Section 4947 of the Code.

Payees that are exempt from backup withholding on broker transactions include the following:

  •
  A C corporation.

  •
  A financial institution.

  •
  A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

  •
  A future commission merchant registered with the Commodity Futures Trading Commission

  •
  An entity registered at all times during the tax year under the Investment Company Act of 1940.

  •
  A real estate investment trust.

  •
  An entity registered at all times during the tax year under the Investment Company Act of 1940.

  •
  A common trust fund operated by a bank under Section 584(a) of the Code.

  •
  A foreign central bank of issue.

  •
  A person registered under the Investment Advisors Act of 1940 who regularly acts as a broker.

Exempt payees described above should file the Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH THE PAYER A COMPLETED INTERNAL REVENUE FORM W-8BEN (CERTIFICATE OF FOREIGN STATUS).

        Privacy Act Notice. Section 6109 requires most recipients of interest to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of the tax returns. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties.

        (1)    Penalty for Failure to Furnish Taxpayer Identification Number.    If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

        (2)    Failure to Report Certain Interest Payments.    If you fail to include any portion of an includible payment for interest in gross income, such failure is strong evidence of negligence. If negligence is shown, you will be subject to a penalty of 20% of any portion of an underpayment attributable to that failure.

        (3)    Civil Penalty for False Information with Respect to Withholding.    If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

        (4)    Criminal Penalty for Falsifying Information.    Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

        (5)    Misuse of Taxpayer Identification Number.    If the requester discloses or uses Taxpayer Identification Numbers in violation of federal law, the requester may be subject to civil or criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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  EXHIBIT 99.5
TAX GUIDELINES GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9